Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference, in the Registration Statement (Form S-8) pertaining to the Bio Blast Pharma 2013 Incentive Option Plan of our reports dated March 29, 2016 with respect to the financial statements of Bio Blast Pharma Ltd. included in the Annual Report on Form 20-F of BioBlast Pharma Ltd. for the year ended December 31, 2015 filed with the Securities and Exchange Commission.

Tel-Aviv, Israel March 29, 2016	/s/ Kost Forer Gabbay & Kasierer A member of EY Global